UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 27, 2023

WESTERN ACQUISITION VENTURES CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-42124	86-3720717
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

42 Broadway, 12th Floor
New York, NY	10004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 740-0710

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of common stock and one redeemable warrant	WAVSU	The NASDAQ Stock Market LLC
Common stock, par value $0.001 per share	WAVS	The NASDAQ Stock Market LLC
Redeemable warrants, each exercisable for a share of common stock at an exercise price of $11.50 per share	WAVSW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Resignations of Directors

Each of Stephen Christoffersen, William Lischak, Ade Okunabi, Robin Smith and Adam Stern, constituting the entire Board of Directors, resigned effective December 28, 2023. Each of the resignations was precipitated by the potential excise tax payable under the Inflation Reduction Act and their potential liability if the Company were unable to pay it at the time the tax is due, and not as a result of any disagreements with the Company or any matter relating to the Company’s operations, policies, or practices.

(b) Resignation of Officers

The Company has accepted Stephen Christoffersen’s resignation from his position as Chief Executive Officer of the Company, effective December 27, 2023  . Mr. Christoffersen’s resignation was precipitated by the potential excise tax payable under the Inflation Reduction Act and his potential liability if the Company were unable to pay it at the time the tax is due, and not as a result of any disagreements with the Company or any matter relating to the Company’s operations, policies, or practices and, for one day, remained as a member of the Board of Directors of the Company following his resignation as Chief Executive Officer of the Company.

The Company has accepted William Lischak’s resignation from his position as Chief Financial Officer of the Company, effective December 27, 2023 . Mr. Lischak’s resignation was precipitated by the potential excise tax payable under the Inflation Reduction Act and his potential liability if the Company were unable to pay it at the time the tax is due, and not as a result of any disagreements with the Company or any matter relating to the Company’s operations, policies, or practices and, for one day, remained as a member of the Board of Directors of the Company following his resignation as Chief Financial Officer, Treasurer, and Secretary of the Company.

(c) Appointment of Officer

The Company has appointed James P. McCormick, 57, to serve as the Chief Executive Officer, Chief Financial Officer, Treasurer, and Secretary of the Company, effective immediately upon the acceptance of Mr. Christoffersen’s and Mr. Lischak’s resignations as executive officers. Mr. McCormick previously served as Chief Operating Officer and Chief Financial Officer of KushCo Holdings Inc. from August 2017 to January 2019 and CEO of Ignite International Inc. from February 2019 to December 2019. Mr. McCormick has also served as a management consultant for UMBRLA, Inc. from December 2019 to September 2020, Redbird Bioscience from April 2021 to August 2021, Cars & Credit Master from November 2021 to December 2022, Abstrax Tech Inc. from January 2023 to April 2023, and Thought Leaders, Inc. since April 2023. Mr. McCormick had no affiliation with the Company prior to his appointments.

(d) Appointment of Director

The Company, by unanimous written consent, has elected Mr. McCormick, as described above, to serve on the Board of Directors, effective December 28, 2023. Mr. McCormick’s term will expire at the Company’s next annual meeting of stockholders.

(e) Compensatory Arrangements; Non-disclosure Agreement

The finalization of certain elements of Mr. McCormick’s compensation package, including the specific grant date and terms of the equity awards and the details of any other potential incentive compensation arrangements, is still pending final negotiation and Board approval. The Company expects to finalize and report on Mr. McCormick’s complete compensation package through a subsequent filing.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN ACQUISITION VENTURES CORP.

Date: January 3, 2024	By:	/s/ James P McCormick
James P. McCormick, President and CEO